Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-261563) of Shapeways Holdings, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 31, 2022